Exhibit 1.1

Wm Smith Securities, Incorporated
1700 Lincoln Street, Suite 2545
Denver CO 80203

July 24, 2007

Pure Cycle Corporation
8451 Delaware St.
Thornton, Colorado 80260

Ladies and Gentlemen:

Pure Cycle Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to certain investors (each an “Investor” and, collectively, the “Investors”), up to 1,200,000 (the “Primary Shares”) of the Company’s common stock, $0.00333 par value per share (the “Common Stock”), and the stockholders of the Company listed on Schedule 1 hereto (the “Selling Stockholders” and each a “Selling Stockholder”) hereby agree, severally but not jointly, to sell an aggregate of up to 1,656,697 shares (the “Secondary Shares” and, collectively with the Primary Shares, the “Shares”).  This letter agreement confirms our understanding that the Company and the Selling Stockholders desire to engage Wm Smith Securities, Incorporated and Flagstone Securities, LLC as their exclusive placement agents (the “Placement Agents” and each, a “Placement Agent”) in connection with such issuance and sale of the Shares.

The Company and the Selling Stockholders hereby confirm as follows their agreements with the Placement Agents.

1.             Agreement to Act as Placement Agents. On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions of this Agreement, the Placement Agents agree to act as the Company’s and the Selling Stockholders’ exclusive placement agents in connection with the issuance and sale, on a best efforts basis, of the Shares to the Investors. The Placement Agents shall use commercially reasonable efforts to assist the Company and the Selling Stockholders in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, have any liability to the Company or the Selling Stockholders in the event any such purchase is not consummated for any reason. The Company and each Selling Stockholder shall pay to the Placement Agents an aggregate amount equal to 2.0% of the proceeds received by the Company or such Selling Stockholder from the sale of the Share as set forth on the cover page of the Prospectus (as hereinafter defined); provided that 60% of such aggregate amount shall be paid directly to Wm Smith Securities, Incorporated and 40% of such aggregate amount shall be paid directly to Flagstone Securities, LLC. This Agreement shall not give rise to a commitment by the Placement Agents or any of their affiliates to underwrite or purchase any of the Shares or otherwise provide any financing. Notwithstanding the foregoing, it is understood and agreed that the Placement Agents or any of their affiliates may, solely at their discretion and without any obligation to do so, purchase Shares as principals. The Placement Agents, without the prior consent of the Company or any Selling Stockholder, may appoint any co-agent or sub-agent in connection with the issuance and sale of the Shares and may allocate any portion of such fee to such co-agent or sub-agent.

2.             Delivery and Payment. The payment of the purchase price for, and delivery of the Shares shall be made at one or more closings (each a “Closing” and the date on which the Closing occurs, the “Closing Date”) at the offices of Davis Graham & Stubbs LLP, counsel for the Company, located at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202.  Prior to the Closing Date, the Selling Stockholders shall deposit certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder in an account designated by the Placement Agents.  The Placement Agents shall cause the Investors to wire an amount equal to the price per share as shown on the cover page of the most recent Prospectus (as hereinafter defined) for all of the Shares offered hereby to an account designated by the Company or the Selling Stockholder, as applicable, and the Company or Placement Agents, as applicable, shall deliver the Shares to the Investors, which delivery may be made through the facilities of The Depository Trust Company.  The first such Closing shall take place at such time and date as the Placement Agents and the Company determine. All actions taken at the Closing shall be deemed to have occurred simultaneously.

3.             Representations and Warranties of the Company. The Company represents and warrants and covenants to the Placement Agents that:

(a)           A registration statement on Form S-3 (File No. 333-142335) with respect to the Common Stock of the Company has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement meets the requirements of Rule 415 under the Act and complies in all materials respects with said rule. As used in this Agreement:

(i)            “Applicable Time” means the time of execution of this Agreement;

(ii)           “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations;

(iii)          “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, each as listed on Schedule 2 hereto;

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Shares;

(v)           “Pricing Disclosure Materials” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, and the information set forth on Schedule 3 hereto;

(vi)          “Prospectus” means the final prospectus relating to the Shares including any prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)         “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated or deemed to be incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference.

(b)           The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(c)           The Company was not at the time of the initial filing of the Registration Statement, has not been since the date of such filing, and will not be on the applicable Closing Date, an “ineligible issuer” (as defined in Rule 405 under the Act). The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Shares.

(d)           The Registration Statement, at the time it became effective, as of the date hereof, and at the Closing Date conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.

(e)           The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)            The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Prospectus in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Prospectus, as set forth in Section 10(c).

(g)           The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading.

(h)           The Pricing Disclosure Materials did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Pricing Disclosure Materials, as set forth in Section 10(c).

(i)            Each Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Materials as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however , that the Company makes no representation or warranty with respect to any statement contained in the Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Issuer Free Writing Prospectus, as set forth in Section 10(c).

(j)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agents. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(k)           The Company is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company (i) has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and (ii) is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary; except, in each case, where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”). Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered or made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(l)            The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as set forth in the Registration Statement, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. The descriptions of the securities of the Company in the Registration Statement and the Prospectus are, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement and the Prospectus, the Company does not have outstanding any rights (other than stock options or other equity awards under the Company’s equity incentive and stock purchase plans) or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(m)          The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(n)           The issuance and sale of the Primary Shares have been duly authorized by the Company, and the Primary Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will not be subject to preemptive or similar rights. The holders of the Primary Shares will not be subject to personal liability by reason of being such holders. The Primary Shares, when issued, and the Secondary Shares, following their sale, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

(o)           The financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”). No other financial statements or schedules of the Company or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Except as set forth on Schedule 4, all disclosures contained in the Registration Statement, the Pricing Disclosure Materials and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Pricing Disclosure Materials and the Prospectus.

(p)           Anton Collins Mitchell LLP and KPMG LLP (the “Accountants”), who have reported on such financial statements and schedules, are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(q)           Except as set forth in the Registration Statement and the Prospectus, there is and has been no failure on the part of the Company, or to its knowledge after due inquiry, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes Oxley Act”), including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.

(r)            Except as set forth in the Registration Statement and the Prospectus, the Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rule 13a-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Form 10-K for the year ended August 31, 2006 (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the year ended August 31, 2006 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(s)           Except as set forth in or otherwise contemplated by the most recent Preliminary Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the most recent Preliminary Prospectus and prior to Closing, (i) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any issuance of stock options or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, in the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company taken as a whole (a “Material Adverse Change”) and (ii) the Company has not sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(t)            Since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not entered and will not enter prior to the Closing into any transaction or agreement, not in the ordinary course of business, that is material to the Company or incurred any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company.

(u)           Except as set forth in the Registration Statement and the Prospectus, the Company has good and valid title in fee simple to all items of real property and good and valid title to all tangible personal property described in the Registration Statement or the Prospectus as being owned by them that are material to the businesses of the Company, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company or that is material to the business of the Company is held by it under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)           The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(w)          Except as set forth in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement

(collectively, the “Actions”); to the Company’s knowledge, no such Actions are threatened by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described.

(x)            Except as set forth in the Registration Statement and the Prospectus, the Company has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or subject, except where such default would not have a Material Adverse Effect, and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder where such default would have a Material Adverse Effect. The Company is not in violation of any provision of its organizational or governing documents.

(y)           All consents, authorizations, approvals and orders required for the execution and delivery of this Agreement have been obtained, including approval of stockholders of the Company as necessary, except such as may be required under state securities or Blue Sky Laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) or the NASDAQ Capital Market in connection with the distribution of the Shares by the Placement Agents.

(z)            Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company.

(aa)         There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company is a party have been authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(bb)         No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Placement Agents or the Investors was, when made, inaccurate, untrue or incorrect in any material respect.

(cc)         The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(dd)         No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or satisfied.

(ee)         The Common Stock is currently listed on the NASDAQ Capital Market. Except as disclosed in the Registration Statement, the Company has not, in the 12 months preceding the date hereof, received notice from the NASDAQ Capital Market to the effect that the Company is not in compliance with the listing or maintenance requirements. The Company has no reason of which it is currently aware to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(ff)           The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

(gg)         The business and operations of the Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(hh)         Except as disclosed in the Registration Statement, (i) the Company owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the Registration Statement that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect.

(ii)           The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

(jj)           On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(kk)         The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its businesses and as is customary for companies engaged in similar businesses.

(ll)           Neither the Company, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm)       The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Placement Agents have consented.

(nn)         Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(oo)         No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which is required by the Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.

(pp)         The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(qq)         The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Placement Agents (or the Placement Agents’ co-agent or sub-agent, if any) for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

4.             Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder, severally and not jointly, hereby represents, warrants and covenants to the Placement Agents that:

(a)           Placement Agency Agreement. This Agreement has each been duly authorized, executed and delivered by such Selling Stockholder and constitutes a valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(b)           No Consents, Approvals or Authorizations Required. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the sale of the Shares by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions on its part contemplated by this Agreement, except such as have been obtained under the Act or the rules and regulations promulgated thereunder and are in full force and effect, and such as may be required under applicable state securities or blue sky laws.

(c)           No Conflicts. The sale of the Shares by such Selling Stockholder and the performance by such Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Selling Stockholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to such Selling Stockholder or, if such Selling Stockholder is a corporation, partnership or other entity, the organizational documents of such Selling Stockholder.

(d)           Title to Shares. Such Selling Stockholder is, on the date hereof, the record and beneficial owner of all of the Shares to be sold by the Selling Stockholder hereunder free and clear of all liens, encumbrances, equities and claims and has duly indorsed such Shares in blank or has duly signed a stock power assigning all right, title and interest to the Shares to be sold by such Selling Stockholder.  On or prior to the Closing Date, certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder will be placed in an account designated by the Placement Agents.

(e)           Transfer Taxes and Other Fees. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer by such Selling Stockholder of the Shares to the Investors will be fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will be fully complied with. Each Selling Stockholder understands that any federal, state and local taxes related to any gain on the sale of the Shares shall be the responsibility of such Selling Stockholder.

(f)            Compliance with Applicable Regulations. All information with respect to such Selling Stockholder contained in the Registration Statement, the Pricing Disclosure Materials and any Prospectus or any amendment or supplement thereto complied or will comply in all material respects with all applicable requirements of the Act and rules and regulations promulgated thereunder and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)           No Transfer. Such Selling Stockholder, directly or indirectly, has not entered into any commitment, transaction or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar agreement, which transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of the Shares, except as has been previously disclosed in writing to the Placement Agents.

(h)           Free Writing Prospectus. Such Selling Stockholder represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any free writing prospectus (as defined in Rule 405 of the Act) and further represents that it has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares that could otherwise constitute a free writing prospectus (as defined in Rule 405 of the Act) required to be filed with the Commission or retained under Rule 433 of the Act.

(i)            Disclosure Made by Such Selling Stockholder. All information relating to such Selling Stockholder furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Pricing Disclosure Materials, Prospectus or any Preliminary Prospectus, as the case may be, is as of the Applicable Time true, correct, and complete in all material respects, and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. In addition, such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in the Pricing Disclosure Materials and any Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Shares).

(j)            No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement, except for such rights that have been waived or satisfied.

(k)           No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

5.             Agreements of the Company. The Company covenants and agrees with the Placement Agents as follows:

(a)           The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Placement Agents, pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agents promptly following such filing.

(b)           The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Placement Agents shall not have reasonably objected thereto in good faith.

(c)           The Company will notify the Placement Agents promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 5(b); (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, but only during the period mentioned in Section 5(b); (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 5(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 5(b) that in the reasonable judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agents promptly of all such filings.

(d)           If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agents and, subject to Section 5(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents, without charge, such number of copies thereof as the Placement Agents may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents.

(e)           The Company will furnish, upon request, to the Placement Agents and its counsel, without charge (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agents may reasonably request.

(f)            The Company will comply with all the undertakings contained in the Registration Statement.

(g)           Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agents and their counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agents may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h)           The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(i)            The Company will use its best efforts to ensure that the Shares are listed or quoted on the NASDAQ Capital Market at the time of the Closing and to maintain such listing.

(j)            The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

6.             Agreements of the Selling Stockholders.  Each Selling Stockholder, severally and not jointly, covenants and agrees with the Placement Agents as follows:

(a)           Agreement Not to Offer or Sell Additional Securities. Such Selling Stockholder irrevocably agrees, for the benefit of the Company and the Placement Agents, that, without the prior written consent of the Placement Agents, but only if requested by the Investors on or prior to the Closing, such Selling Stockholder will not, directly or indirectly, (i) offer, sell, sell short, transfer, hypothecate, pledge, or otherwise dispose of (or enter into any agreement or transaction that is designed to effect, or could be expected to result in, any such disposition of) securities of the Company, or securities convertible into or exchangeable or exercisable for any other Company securities (including, without limitation, securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of Common Stock), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of securities, cash or otherwise, for the period beginning on the date hereof and ending 90 days after the completion of the distribution of the Shares contemplated hereby. Notwithstanding the foregoing, such Selling Stockholder may transfer any or all of such securities by gift, will or intestacy; provided that it shall be a condition to any such permitted transfer by gift, will, or intestacy that the transferee execute an agreement obliging such transferee to hold the transferred securities subject to the provisions of this Agreement.

(b)           Delivery of Form W-9. Selling Stockholder will deliver to the Placement Agents prior to the applicable Closing Date a properly completed and executed United States Treasury Department Form W-9.

(c)           Notification of Material Changes. Such Selling Stockholder will advise the Placement Agents promptly, and if requested by the Placement Agents, will confirm such advice in writing, of any change in information relating to such Selling Stockholder in the Registration Statement, the Pricing Disclosure Materials or any Prospectus.

(d)           No Free Writing Prospectuses. Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to any free writing prospectus (as such term is defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

7.             Agreements of the Placement Agents. The Placement Agents agree that they shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Placement Agents without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”). The Placement Agents also agree to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.

8.             Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares, (4) the listing of the Common Stock on the NASDAQ Capital Market, (5) any filings required to be made by the Placement Agents with the NASD, and the fees, disbursements and other charges of counsel for the Placement Agents in connection therewith, (6) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(g), including the reasonable fees, disbursements and other charges of counsel to the Placement Agents in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda and (7) fees, disbursements and other charges of counsel to the

Company. The Company shall reimburse the Placement Agents for all reasonable travel, legal and other out-of-pocket expenses in an aggregate amount not to exceed $5,000.

9.             Conditions of the Obligations of the Placement Agents. The obligations of the Placement Agents hereunder are subject to the following conditions:

(a)           (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened, to the Company’s knowledge, or in writing by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof and prior to the Closing no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agents and the Placement Agents did not object thereto in good faith.

(b)           Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Change or any development involving a prospective Material Adverse Effect in the business, properties, management, financial condition or results or operations of the Company.

(c)           Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(d)           The Placement Agents shall have received an opinion, dated the Closing Date of Davis Graham & Stubbs LLP, as counsel to the Company, in form and substance reasonably satisfactory to the Placement Agents and their counsel.

(e)           At the Closing Date, there shall be furnished to the Placement Agents a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agents to the effect that each signer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

(i)            (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

(ii)           Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

(iii)          Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed in all material respects and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with in all material respects.

(iv)          Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change.

(v)           No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

(vi)          No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

(f)            At the Closing Date, there shall be furnished to the Placement Agents a certificate, dated the date of its delivery, signed by the Secretary of the Company, in form and substance satisfactory to the Placement Agents, certifying that (i) attached thereto is a true, complete and correct copy of the certificate of incorporation and bylaws of the Company as in effect on the Closing Date and (ii) that attached thereto are true, complete and correct copies of resolutions duly adopted by the board of directors of the Company and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby.

(g)           The Shares shall be qualified for sale in such states as the Placement Agents may reasonably request.

(h)           The Company shall have furnished or caused to be furnished to the Placement Agents such certificates, in addition to those specifically mentioned herein, as the Placement Agents may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agents.

(i)            The Company and the Selling Stockholders shall provide such further information, certificates and documents, as the Placement Agents may reasonably request.

(j)            The Company shall have prepared and filed with the Commission a Current Report on Form 8-K including as an exhibit thereto this Agreement.

10.           Indemnification.

(a)           The Company shall indemnify and hold harmless each Placement Agent, its respective directors, officers, employees and agent and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, each as amended and supplemented, or arise out of or are based upon the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, each as amended or supplemented, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to a Placement Agent, furnished in writing to the Company by such Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, which information the parties agree is limited as set forth in Section 10(d) below).  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each Placement Agent, its respective directors, officers, employees and agent and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, each as amended and supplemented, or arise out of or are based upon the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, each as amended or supplemented, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the foregoing indemnity agreement shall apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (or any amendment or supplement thereto), it being understood that such information consists exclusively of such Selling Stockholder’s name and address and the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in the Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Shares); and provided, further, that, notwithstanding anything to the contrary above, the liability of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after placement agent fees and commissions, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder. The indemnity agreement shall be in addition to any liabilities that such Selling Stockholder may otherwise have.

(c)           Each Placement Agent, severally and not jointly, will indemnify and hold harmless the Company and the Selling Stockholders, each person, if any, who controls the Company or a Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to a Placement Agent furnished in writing to the Company by such Placement Agent expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that such Placement Agent might otherwise have. The Company acknowledges that, for all purposes under this Agreement, the name of each Placement Agent and the paragraph relating to placement agent fees and reimbursement of expenses appearing under the caption “Plan of Distribution” in the Prospectus constitute the only information relating to each Placement Agent furnished in writing to the Company by such Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(d)           Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The indemnifying party will not, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder, unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(e)           In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Stockholders or the Placement Agents, the Company, the Selling Stockholders and the Placement Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agents or Selling Stockholders such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Selling Stockholders and the Placement Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received. The relative benefits received shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company and the Selling Stockholders as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agents hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, the Selling Stockholders, and each Placement Agent, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or a Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purpose of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Placement Agent shall be required to contribute any amount in excess of the fee received by it, no Selling Stockholder shall be required to contribute any amount in excess of the aggregate gross proceeds received by it after placement agent fees and commissions, but before expenses, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(e), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(e). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

11.           Termination.

(a)           This Agreement shall automatically terminate 90 days from the date hereof.

(b)           The obligations of the Placement Agents under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agents, without liability on the part of the Placement Agents if, prior to delivery and payment for the Shares, in the sole judgment of the Placement Agents (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the NASDAQ Capital Market, (ii) trading in securities generally on Nasdaq, the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchange or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other national or State of Colorado calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agents, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

(c)           If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Placement Agents, reimburse the Placement Agents for all out-of-pocket expenses incurred in connection herewith in an aggregate amount not to exceed $5,000.

12.           No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Placement Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agents: (i) no fiduciary or agency relationship between the Company, the Selling Stockholders and any other person, on the one hand, and the Placement Agents, on the other, exists; (ii) the Placement Agents are not acting as advisors, experts or otherwise, to the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the offering price of the Shares, and such relationship between the Company, on the one hand, and the Placement Agents, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Placement Agents may have to the Company or the Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Placement Agents and their respective affiliates may have interests that differ from those of the Company or the Selling Stockholders. The Company and the Selling Stockholders hereby waive any claims that they may have against the Placement Agents with respect to any breach of fiduciary duty in connection with this offering.

13.           Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 8451 Delaware St., Thornton, Colorado 80260, Attention: Mark W. Harding, President, with copies to Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, Attention: Wanda J. Abel, (b) if to the Placement Agents, at the office of Wm Smith Securities, Incorporated., 1700 Lincoln Street, Suite 2545, Denver CO, 80203, Attention: William S. Smith and at the office of Flagstone Securities, LLC, 7733 Forsyth Blvd., Suite 1950, Saint Louis MO, 63105, Attention: William Riley, with copies to Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, CO 80203, Attention: Garth B. Jensen, or (c) if to the Selling Stockholders, at the addresses set forth on Schedule 1.  Any such notice shall be effective only upon receipt. Any notice under Section 10 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

14.           Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Selling Stockholders and the Placement Agents set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Selling Stockholders, the Company, any of its officers or directors, the Placement Agents or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 8 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

15.           Successors. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and legal representatives, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

16.           Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to any provisions relating to conflicts of laws.

17.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.           Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the Placement Agents.

Very truly yours,

WM SMITH SECURITIES, INCORPORATED

		By:	/s/ William S. Smith
William S. Smith
President

FLAGSTONE SECURITIES, LLC

		By:	/s/ William Riley
William Riley
Managing Director

Agreed to and accepted as of the date first above mentioned:

PURE CYCLE CORPORATION

By:	/s/ Mark W. Harding
Mark W. Harding
President

[Signature Pages of Selling Stockholders Follow]

Agreed to and accepted as of the date first above mentioned:

ENVIRONMENTAL VENTURE FUND LIQUIDATING TRUST

By:	First Analysis Corporation, Liquidating Trustee

By:	/s/ Joseph G. Chopp
Joseph G. Chopp
Chief Financial Officer

Agreed to and accepted as of the date first above mentioned:

ENVIRONMENTAL PRIVATE EQUITY FUND II
LIQUIDATING TRUST

By:	Environmental Private Equity Management II, L.P.,
Liquidating Trustee
By:	First Analysis EPEF Management Company II,
G.P., Managing Partner
By:	First Analysis Corporation, General Partner

By:	/s/ Joseph G. Chopp
Joseph G. Chopp
Chief Financial Officer

Agreed to and accepted as of the date first above mentioned:

THE PRODUCTIVITY FUND II LIQUIDATING TRUST

By:	First Analysis Corporation, Liquidating Trustee

By:	/s/ Joseph G. Chopp
Joseph G. Chopp
Chief Financial Officer

Agreed to and accepted as of the date first above mentioned:

APEX INVESTMENT FUND II, L.P.

By:	Apex Management Partnership, General Partner

By:	/s/ George Middlemas
George Middlemas
General Partner

Agreed to and accepted as of the date first above mentioned:

INCO SECURITIES CORPORATION

By:	/s/ Carl DeLuca
Carl DeLuca
President

SCHEDULE 1

SELLING STOCKHOLDERS

Selling Stockholder	Number of Shares

Apex Investment Fund II, L.P.	677,239
Environmental Private Equity Fund II Liquidating Trust	309,371
Environmental Venture Fund Liquidating Trust	241,362
Inco Securities Corporation	242,169
The Productivity Fund II Liquidating Trust	186,556

Addresses for Selling Stockholders

Inco Securities Corporation:

CVRD Inco Limited
200 Bay Street
Royal Bank Plaza Suite 1600, South Tower, P.O. Box 70
Toronto, Canada M5J 2K2
 Attn: Carl DeLuca, Associate General Counsel and Assistant Secretary

Environmental Private Equity Fund II Liquidating Trust, Environmental Venture Fund Liquidating Trust and The Productivity Fund II Liquidating Trust:

First Analysis Corporation
One South Wacker Drive, Suite 3900
Chicago, Illinois  60606
Attn: Angela Soliz

with a copy to:

Horwood Marcus & Berk Chartered
180 North LaSalle Street, Suite 3700
Chicago, Illinois 60601
Attn: James L. Jerue

Apex Investment Fund II, L.P.

Apex Venture Partners
225 West Washington Street, Suite 1500
Chicago, Illinois  60606
Attn: Nancy Corrie

with a copy to:

Horwood Marcus & Berk Chartered
180 North LaSalle Street, Suite 3700
Chicago, Illinois 60601
Attn: James L. Jerue

SCHEDULE 2

ISSUER FREE WRITING PROSPECTUSES

NONE.

SCHEDULE 3

TERM SHEET INFORMATION

Price per share $7.75.

SCHEDULE 4

NON-GAAP FINANCIAL MEASURES

The Company received a comment letter from the Commission dated June 14, 2007, concerning a non-GAAP disclosure in Note 3 to its Form 10-Q for the fiscal quarter ended February 28, 2007, which is incorporated in the Registration Statement by reference.  The comment and Company response are set forth below:

Note 3 — Investments in Water and Water Systems, page 10

We note you disclose on page 11 the per-share impact of imputed interest on your Tap Participation Fees payable.  Please tell us why you believe you are permitted to include this non-GAAP measure in you filing considering Question 11 of the Staff’s Frequently Asked Questions Regarding the Use of Non-GAAP Financial Measures, available on our website at www.sec.gov.  If you  believe inclusion of this measure in your filing appropriate, please explain how the measure is used by management and in what way it provides meaningful information to investors.  Also, ensure you provide a reconciliation of the measurement to the GAAP EPS figure.

17 CFR § 244.100 General rules regarding disclosure of non-GAAP financial measures (“Regulation G”) provides that a “non-GAAP financial measure, when considered together with accompanying information, may not contain an untrue statement of a material fact nor may it omit to state a material fact necessary to make the non-GAAP financial measure not misleading, in-light of the circumstances.”  The disclosure of the per-share impact of the imputed interest does not provide an untrue statement of a material fact, nor does it omit any information which makes the note misleading.  Management provided the information as means to highlight the magnitude of the imputed interest as a result of accounting for the Tap Participation Fee payable to HP A&M (as defined in the Form 10-Q).  Upon review, the Company believes it should have disclosed the most directly comparable financial measure computed in accordance with GAAP (total net loss EPS) in the same footnote.  However, since that is disclosed in the statement of operations, and the amount of the imputed interest is disclosed in the notes and the statement of operations, the reader can easily reconcile the GAAP and non-GAAP financial measures.  Therefore, the Company does not believe this is a material omission requiring restatement.  It should further be noted that Accounting Series Release No. 142 states “per share data other than that relating to net income, net assets and dividends should (emphasis added) be avoided in reporting financial results,” but this is not specifically prohibited by ASR 142.

The Company received a subsequent comment letter from the Commission on July 13, 2007 noting that the per-share impact of imputed interest on Tap Participation Fees payable was still mentioned in the Company’s Form 10-Q for the fiscal quarter ended May 31, 2007.  The Company informed the Commission that the line was inadvertently not removed and it will be removed from future filings.